Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-172632, 333-172093, 333-165350, 333-157931, 333-152174 and 333-140581) of Mellanox Technologies, Ltd. of our report dated April 13, 2011 relating to the financial statements of Voltaire Ltd. which appears in the current report on Form 8-K/A of Mellanox Technologies, Ltd. dated April 13, 2011.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
April 13, 2011	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited